Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-72312, 333-159303, 333-160537, 333-181377, 333-182641, 333-205616, and 333-209699) and the Registration Statements on Form S-8 (Nos. 333-56536, 333-88162, 333-109233, 333-109234, 333-109235, 333-109238, 333-158824, 333-158826, 333-188222, and 333-189638) of Kellogg Company of our report dated February 21, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
February 21, 2017